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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-26297, 333-65379, 333-86222 and 333-88973 of Kontron Mobile Computing, Inc.
(the Company) on Form S-8 of our report dated January 24, 2003 (February 27, 2003 as to the last sentence of Note 2) relating to the financial statements of the Company as of and for the year ended December 31, 2002, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2002.


Deloitte & Touche LLP
Minneapolis, Minnesota
March 31, 2003